UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2023
Ameresco, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34811	04-3512838
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street,	Suite 410,	Framingham,	MA	1701
(Address of Principal Executive Offices)				(Zip Code)
Registrant’s telephone number, including area code: (508) 661-2200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1033 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On August 24, 2023, Ameresco, Inc. (“Ameresco” or the “Company”) entered into an amendment (the “Amendment”) to its term loan and revolving credit facility with the lenders party thereto, BOFA Securities, Inc., Fifth Third Securities, Inc. and KeyBanc Capital Markets, Inc., as joint lead arrangers and bookrunners, Webster Bank N.A. as Co-Documentation Agent, and Bank of America, N.A., as Administrative Agent (“Credit Facility”). Among other things, the Amendment extends the maturity date of the $220 million delayed draw term loan A, such that after paying $55 million in connection with the Amendment, $45 million is due November 15, 2023, and the remaining principal amount is due December 15, 2023. The Amendment also amends the financial covenants related to the ratio of Total Funded Debt to EBITDA (each as defined in the agreement) requiring the Company to maintain the ratio as follows: as of the end of each fiscal quarter (i) ending on September 30, 2023 to exceed 4.25 to 1.00, and (ii) for any quarter ending thereafter, to exceed 3.50 to 1.00.

The foregoing description of the Credit Facility, as amended, is not complete and is subject to and qualified in its entirety by reference to (i) the Credit Facility, a copy of which is attached as Exhibit 10.1 to our Current Report on Form 8-K dated March 4, 2022, (ii) the first and second amendments to the Credit Facility, copies of which are attached as Exhibit 10.1 and 10.3 to our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2022 and March 31, 2023, respectively, (iii) the Amendment, a copy of which is attached hereto as Exhibit 10.1, each of which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The discussion in Item 1.01 is incorporated herein by reference.

On August 18, 2023, one of Ameresco’s subsidiaries, AMRC C&D Finance LLC (“AMRC C&D”) entered into a construction and development loan agreement (the “Loan Agreement”) with HASI C&D Lender LLC, an affiliate of Hannon Armstrong Sustainable Infrastructure Capital, Inc. AMRC C&D, the borrower under the Loan Agreement, serves as a portfolio holding company for a number of Ameresco’s renewable energy project companies (the “Project Companies”), which own various renewable energy projects (the “Projects”).

The Loan Agreement provides a loan in a principal amount of up to $300 million, to finance development and construction costs of the Projects on a portfolio basis. The loan matures on August 31, 2026, with a one-year extension option that can be exercised if certain circumstances are met, including payment of a $3 million extension fee. At the closing, AMRC C&D drew down approximately $200 million, of which approximately $187 million was used to reimburse Ameresco for development and construction costs previously incurred for the Projects and to pay transaction costs, with the balance funding reserves. Additional funds may be borrowed under the Loan Agreement from time to time to finance the development and construction of Projects then in the portfolio. Ameresco may contribute Projects into AMRC C&D and take distribution of Projects out of AMRC C&D based on a schedule that may be updated from time to time. Upon transfer of a Project out for permanent financing, any proceeds would be applied to repayment of principal of the loan. The loan bears interest at a rate of 4.0% plus the greater of (i) Term SOFR for a one-month tenor and (ii) the 10-year United States treasury rate and a fee equal to 0.25% of any unused committed principal amount.

Ameresco entered into a administrative services agreement under which Ameresco undertakes to develop, construct, operate and maintain the Projects. Obligations under the loan facility are guaranteed by the Project Companies and are secured by Project Companies’ assets as well as Ameresco’s indirect equity interests in AMRC C&D and the Project Companies. In the case of an event of default under the Loan Agreement, an event of default under Ameresco’s Credit Facility or a change of control of Ameresco (each, a “Trigger Event”), Ameresco would be required to make required capital contributions to AMRC C&D related to any Project Companies held by AMRC C&D, and AMRC C&D would distribute such Project Companies back to Ameresco. Proceeds of such capital contributions would be applied to repayment of principal of the loan. Borrowings under the credit facility are otherwise non-recourse to Ameresco.

All borrowings may be paid before maturity in whole or in part at AMRC C&D’s option without any call premiums or fees. The Loan is subject to mandatory pre-payment provisions customary for non-recourse project financings of this type. The Loan Agreement contains affirmative and negative covenants customary to non-recourse portfolio financings of this type, including covenants restricting the ability of AMRC C&D’s and its subsidiaries’ ability, subject to negotiated exceptions, to: create liens or guarantee obligations; incur additional indebtedness; dispose of or lease assets; change their business activity; pay dividends and make other distributions; make investments; merge or liquidate; issue additional equity; engage in transactions with affiliates; and amend material project documents. Any failure to comply with the covenants of the credit facility could prevent AMRC C&D from being able to borrow additional funds and would constitute a default. The Loan Agreement also includes several other customary events of default, including a change in control of AMRC C&D and a breach of certain material project agreements. If an event of default occurs and is not cured within any applicable grace period or is not waived, the lender would be entitled to take various actions, including accelerating amounts due under the Loan Agreement, terminating the credit facility, and enforcing liens against the collateral.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
The exhibits listed on the Exhibit Index immediately preceding such exhibits are furnished as part of this Current Report on Form 8-K

EXHIBIT INDEX
Exhibit No.	Description
10.1
Amendment No. 3 to Fifth Amended and Restated Credit Agreement dated as of August 24, 2023 among Ameresco, Inc., certain of its subsidiaries, the lenders (as defined therein), BOFA Securities, Inc. as sole lead arranger and sole bookrunner and Bank of America, N.A. as administrative agent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERESCO, INC.
August 24, 2023	By:	/s/ Spencer Doran Hole
Spencer Doran Hole
Executive Vice President and Chief Financial Officer